Exhibit 99.1

NEWS RELEASE
	Contacts:	H. Roddy Allen, CEO Integrated Electrical Services, Inc. 713-860-1500

FOR IMMEDIATE RELEASE	Ken Dennard /ksdennard@drg-e.com
Karen Roan / kcroan@drg-e.com
DRG&E
713-529-6600

Integrated Electrical Services Names New Chief Operating Officer

HOUSTON — MARCH 31, 2005 — Integrated Electrical Services, Inc. (NYSE: IES) today announced that Richard Humphrey has been named Chief Operating Officer. Mr. Humphrey will assume the role immediately.

Mr. Humphrey has 35 years of experience in the industry, beginning in 1970 when he established ARC Electric, Inc., an electrical contracting company based in Norfolk, Virginia. In 1998, ARC became part of Integrated Electrical Services. Mr. Humphrey remained as company president of ARC until 2001 when he was appointed to his current position of Regional Operating Officer. In the four years he held this position, his region expanded from nine to fifteen subsidiaries. Mr. Humphrey will relocate to Houston, Texas.

Roddy Allen, IES’ President and CEO said, “We are extremely happy to have Richard continue his work at IES as our COO. His company knowledge, industry experience, and leadership should prove invaluable to our company as we continue a strategic realignment. He is an asset to IES who will continue to improve and positively influence the company as we move forward.”

Integrated Electrical Services, Inc. is a leading national provider of electrical solutions to the commercial and industrial, residential and service markets. The company offers electrical system design and installation, contract maintenance and service to large and small customers, including general contractors, developers and corporations of all sizes.

This Press Release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s expectations and involve risks and uncertainties that could cause the Company’s actual results to differ materially from those set forth in the statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future operating results or our ability to generate sales, income, or cash flow, potential difficulty in addressing material weaknesses in the Company’s accounting systems that have been identified to the Company by its independent auditors, potential limitations on our ability to access the credit line under our credit facility, litigation risks and uncertainties, fluctuations in operating results because of downturns in levels of construction, incorrect estimates used in entering into and executing contracts, difficulty in managing the operation of existing entities, the high level of competition in the construction industry, changes in interest rates, the general level of the economy, increases in the level of competition from other major electrical contractors, increases in costs of labor, steel, copper and gasoline, limitations on the availability and the increased costs of surety bonds required for certain projects, inability to reach agreement with a surety company or a co-surety to provide sufficient bonding capacity, risk associated with failure to provide surety bonds on jobs where we have commenced work or are otherwise contractually obligated to provide surety bonds, loss of key personnel, inability to reach agreement for planned sales of assets, business disruption and transaction costs attributable to the sale of business units, costs associated with the closing of business units, unexpected liabilities associated with warranties or other liabilities attributable to the retention of the legal structure of business units where we have sold substantially all of the assets of the business unit, inability to fulfill the terms of the required payments under the credit facility, disruption of business or costs resulting from an SEC investigation, difficulty in integrating new types of work into existing subsidiaries, errors in estimating revenues and percentage of completion on contracts, and weather and seasonality. The foregoing and other factors are discussed and should be reviewed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended September 30, 2004.

End of Filing